Exhibit 10.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [***]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Prototype Project Agreement

FOR

Organic Light Emitting Diode (OLED) Micro-Displays

BETWEEN

the United States of America

AND

eMagin Corporation

UNDER

[***]

Agreement Number: [***]

Agreement Type: Fixed Amount

Total Amount:

Phase	Amount	Status	Description	Total Funded Amount
Phase I	$ 5,455,685.58	Funded	Base	$5,455,685.58
[***]	$ [***]	[***]	[***]	$[***]
[***]	$ [***]	[***]	[***]	$[***]
[***]	$[***]	-	-	$5,455,685.58

Government Share: $[***]

Contractor Share: $0

Authority: 10 U.S.C. § 2371b Effective Date: 8 June 2020

I.	Authority

This agreement is an "Other Transaction" pursuant to 10 U.S.C. § 2371b. This agreement is not a procurement contract, cooperative agreement or grant agreement for purposes of Federal Acquisition Regulation (FAR) Subsection 31.205- 18 or any other purpose. The provisions of the FAR, Department of Defense Federal Acquisition Regulation Supplement and Army Federal Acquisition Regulation Supplement do not apply, unless explicitly included in this agreement.

8 June 2020 Prototype Project Agreement:

Organic Light Emitting Diode (OLED) Micro-Displays

eMagin Corporation

II.	Overview

A.

The United States Government, hereinafter referred to as the “Government”, and eMagin Corporation, agree to assess and improve the existing industrial base production capacity and capability of OLED micro-displays that meet military requirements. This effort shall be performed in accordance with the contents in this agreement, as well as Prototype Obligation Agreement [***] and its corresponding attachments.

B.

This is a fixed amount OTA Prototype Project Agreement. eMagin will be paid a  fixed amount for each payable milestone accomplished in accordance with Payable Milestones and Deliverables set forth in Section VII.

C.	To meet 10 U.S.C. § 2371b, eMagin Corporation is a small business contractor.

III.	Objective

The primary objective of this agreement is to assess and improve the existing industrial base production capacity and capability of OLED micro-displays to meet military requirements.

IV.	Responsibilities

A.	The Agreements Officer (AO) will use reasonable efforts to:

i.	Provide agreement support and management.
ii.	Provide technical support in the performance of contractor efforts.
iii.	Perform efforts as agreed upon.
iv.	Make mutual changes to requirement/timeline when necessary.

B.	The Contractor will use reasonable efforts to:

i.	Manage the agreement and potential subcontractors.
ii.	Manage the intellectual property and technical design packages.
iii.	Perform efforts as agreed upon by both parties.

V.	Tasks

The Contractor shall be responsible for executing all requirements of each executed Phase encompassed by the Statement of Work (SOW) – Organic Light Emitting Diode (OLED) Supply Chain Resiliency dated March 5, 2020. [***].

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VI.	Metrics for Successful Completion

Contractor shall demonstrate improvements in yield of the OLED micro-display against a baseline yield of [***]. Improvements shall be [***] (threshold) and [***] (objective) over the baseline yield.

VII.	Payable Milestones and Deliverables

Milestone payments will be made in accordance with this section. Each deliverable shall demonstrate progress towards meeting objectives of this initiative. Deliverable reports shall be submitted to the AO, Agreements Officer Representative (AOR), Program Manager, and Agreements Specialist found at the bottom of this agreement. Prior to invoicing, the Contractor must receive Government approval of each deliverable item. Further detail can be found in section VIII, Financial Obligations.

Within 10 calendar days after the completion of each milestone, the Contractor will provide the Government with a milestone status report that provides, as applicable: updates on progress to meet the requirements of the SOW, questions or concerns related to the overall status of the program, a breakdown of any information or status updates needed from the Government, and a breakdown of the planned activities in the follow-on reporting period. In addition to providing a milestone status report, the Contractor will hold monthly teleconference calls with the Government to present the reporting deliverables and cooperatively develop and redirect project plans on an as- needed basis.

The following are the Payable Milestones for the Base Award for Phase I of the Primary Prototype Tasks, along with the agreed upon milestones for the Phase II and III Options. For the options, contract award refers to the modification to fund those options:

Milestone Deliverable Schedule
Task #	Milestone	Deliverable	Total	Months After Contract Award
3.1	Baseline Assessment	Risk Baseline assessment & mitigation tasks ; Baseline briefing/report	0	1
3.2	Government Milestone Decision Point Baseline Review	Provide copy of Government notification along with invoice	$2,402,668.77	1
3.3	Risk Mitigation Task Execution	Task Reports	$1,102,667.17	3
3.3	Risk Mitigation Task Execution	Task Reports	$946,853.72	6

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			254,358.88
3.3	Risk Mitigation Task Execution	Task Reports	$254,358.88	9
3.3	Risk Mitigation Task Execution	Task Reports	$203,568.48	12
3.4	Production Capability Verification	Samples (15), Test Data and Report	$-	Reports 15,18,21: No Milestone Payments
3.5	Project Close	Final Report & Briefing Materials	$545,568.56	24
Total Phase I			$5,455,685.58

[***] [***]

VIII.	Financial Obligations

A.	Government Obligation

i.	The Government will provide $5,455,685.58 to fund the Phase I Primary Prototype Tasks for this effort, as described in Section VII.

B.	Basis of Payment

i.

The basis of payment for this effort will be in accordance with Section VII. The milestones represent meaningful efforts that are an integral and necessary part of performance. Each milestone shall be tracked on an integrated master schedule. For each milestone, the Contractor shall provide a status report detailing the completion of each specific Contract Line Item Number (CLIN). No specific format is required for the milestone status report. Initial submission of the milestone report submitted to the AO, AOR, and Agreements Specialist.

ii.

Acceptance criteria for each milestone will be approved/disapproved by the AOR within 14 calendar days of receipt from the Contractor. Once the Government has determined the milestone has been successfully completed and provided notification of approval, the Contractor may invoice through Wide Area Work Flow (WAWF) as outlined in paragraph D below.

C.	Use of Funds and Comptroller General Access

i.	All funds are to be used only for costs that a reasonable and prudent person would incur in carrying out this prototype project.

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ii.	To the extent required by 10 U.S.C. § 2371b(c), the Comptroller General shall be permitted to examine the records of any party to this agreement.

D.	WAWF

i.	Payments will be made by the Defense Finance and Accounting Services, as indicated below, within 30 calendar days of an accepted invoice in WAWF.

ii.

The Contractor is required to utilize the WAWF system when processing invoices and receiving reports under this agreement. The Contractor shall (i) ensure an electronic business point of contact is designated in System for Award Management (SAM) at [***].

iii.	The Contractor shall use the "2-in-1" Combo format when submitting invoices. The following inputs shall be included on each invoice submitted in WAWF:

a. Pay Official:[***]

b. Issue By:[***]

c. Admin:[***]

d. Inspect By:[***]

e. Ship To:[***]

f. Service Acceptor: [***]

g. Ship From, Service Approver, and Local Processing Office fields shall be left blank unless otherwise directed by the AO.

iv.	The following guidance is provided for invoicing processed under this agreement through WAWF:

a.	The Contractor shall attach the AOR’s approval of each milestone with each invoice in WAWF.

b.

The Contractor, when entering invoices in WAWF shall utilize the CLINs associated with each payable milestone. The description of the CLIN shall include reference to the associated milestone number along with other necessary descriptive information. The Contractor agrees that the Government may reject invoices not submitted in accordance with this provision.

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c.	The AOR will formally inspect and accept all deliverables/payable milestones. The AOR will review the invoices in WAWF and either accept or reject them.

E.

Payment by Electronic Funds Transfer: All payments by the Government under this contract, shall be made by electronic funds transfer (EFT). The Government will make payment to the Contractor using the EFT information contained in the SAM. In the event that the EFT information changes, the Contractor shall be responsible for providing the updated information to the SAM.

IX.	Clauses

A.	Government Property: No Government property is being furnished under this agreement.

B.

Follow-on Contract: The potential for follow-on production for projects awarded from this CIR will be in accordance with 10 U.S.C. 2371b(f). Upon determination that the competitively awarded prototype project has been successfully completed, the requiring office may determine to award a follow-on production contract or transaction without the use of competitive procedures.

C.

Freedom of Information Act (FOIA): Any sensitive documents or other proprietary data submitted by non-Government parties to this agreement shall be marked with a restrictive legend. The Government will follow its FOIA procedures, including submitter notice, in the event that any person requests sensitive or proprietary data which belongs to a non-Government party.

D.

Limitation of Government Liability: Claims for damages of any nature whatsoever pursued under this agreement shall be limited to direct damages only up to the aggregate amount of Government funding disbursed as of the time the dispute arises. In no event shall the Government be liable for claims for consequential, punitive, special and incidental damages, claims for lost profits, or other indirect damages.

E.	Depreciation of Assets: Contractor agrees to exclude the depreciation of assets acquired under this Agreement in future proposals to support DoD requirements.

F.

Industrial Capacity: Contractor agrees to keep the current manufacturing capacity open and ready to produce for the Government and their prime contractors during the performance of this Agreement. Execution of this Agreement does not relieve the Contractor of any existing delivery requirements under DoD contracts and subcontracts. In the event the Contractor proposes to sell or otherwise transfer any intellectual property or assets acquired or

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developed under this Agreement, the Government shall have the right of first refusal of the aforementioned intellectual property and assets.

G.	Recoupment Clause: Upon successful completion of this Agreement, the Contractor will reimburse the Government a calculated percentage of the

Government’s investment under this Agreement if the Contractor fails to keep the manufacturing capacity developed under this Agreement operational for five years after completion of the Agreement. The following table represents the pro- rate recoupment amount due from the Contractor to the Government depending on the time when the line closes or the equipment ceases to be in an operational condition:

Period	Recovery Percentage
Less than 1 year	85% of Government Investment
1 year through less than 2 years	70% of Government Investment
2 years through less than 3 years	55% of Government Investment
3 years through less than 4 years	40% of Government Investment
4 years through less than 5 years	25% of Government Investment
5 years and later	No Recoupment

X.	Intellectual Property/Data Rights

The Government will retain Government Purpose Rights to all technical data for the manufacturing processes for OLED applications, including the processes and procedures necessary to maintain those capabilities as determined by the Government. Technical data includes, but is not limited to, all process records, descriptions of manufacture, operating and inspection procedures, quality performance and test procedures, maintenance procedures and records, material and component purchase descriptions, software, and software applications.

Government purpose rights involves the right to use, modify, reproduce, release, perform, display, or disclose the data within the Government without restriction; and release or disclose technical data outside the Government only for Government purposes. Technical data will be provided to the Government at the end of the contract performance period in its most current form; i.e., current as of the last date of its use.

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Technical data delivered with Government Purpose Rights will automatically revert to Unlimited Rights five years after the end of the contract performance period.

XI.	Modifications

A.

All modifications, except for minor or administrative corrections, shall be made by mutual agreement of the parties and be subject to negotiations. Minor or administrative agreement corrections (e.g., changes in the paying office or appropriation data, changes to Government or the Contractor personnel identified in the agreement, etc.) may be made unilaterally by the Government.

B.

Any modification to this agreement shall be executed, in writing, and signed by an authorized representative of the Government and the Contractor. Modification of this agreement does not modify the terms of the [***].

C.	The Government will be responsible for executing all modifications to this agreement. There is no modification unless there is a formal written modification to the agreement by the AO.

D.

In the event of a material breach of any term of this agreement, the aggrieved party shall provide notice to the other party in accordance with the Disputes section of this agreement. Willful failure to perform a material term of this agreement, unless excused by circumstances beyond that party’s control, will be considered a breach of this agreement. The aggrieved party shall have all contractual remedies available under Federal law, including specific performance and other equitable relief.

E.

If one party desires the termination of this agreement for its convenience, the parties agree to negotiate in good faith for a mutual resolution of any settlement issues, including payment of costs incurred and a reasonable allowance for profit on work performed, data rights, and deliveries of prototype items and data. Upon receiving notice that one party desires a convenience termination of this agreement, all parties will take reasonable efforts to minimize additional costs while the settlement is negotiated. In the event that a settlement cannot be reached, the Disputes section of this agreement will be utilized to reach a final determination.

XII.	Disputes

A.

Whenever disputes, disagreements, or misunderstandings arise, the Parties shall attempt to resolve the issue(s) involved by discussion and mutual agreement as soon as practicable. The Parties are committed to an open and forthright

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handling of disputes, with a good faith attempt to resolve such issues at the lowest level possible.

B.

In the event of a dispute, the aggrieved party shall document the factual issues in a concise written format, and provide a copy to the other party for review. Within 10 calendar days, the other party shall respond in writing to the issues raised, and both parties will attempt to resolve the issues. If a dispute remains after this point, the issue shall be elevated to the contractor point of contact listed in Section XVIII of this document, and the Government AO, for resolution. In the event that this senior level of discussion does not settle the issue, the Senior Contracting Official (SCO) for Army Contracting Command - Rock Island (ACC- RI), shall review the issue and provide a final decision in writing within 20 calendar days. The SCO’s resolution of the issue shall be considered final and binding unless the Contractor appeals or files a suit as provided in the Tucker Act, 28 U.S.C. § 1491.

XIII.	Accounting System Requirements

A.

The Contractor shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for Federal funds under this agreement. Consistent with this stipulation, an acceptable accounting system will be one in which all cash receipts and disbursements are controlled and documented properly and which is capable of generating a cost element summary.

XIV.	Security, Safety, Environmental

A.	SECURITY

i.

The Security level is unclassified. No Controlled Unclassified Information (CUI) or information covered by International Traffic in Arms Regulation (ITAR) is expected to be generated during this contract.

B.	SAFETY:

i.	The Contractor shall comply with all Federal, State, and Local safety laws and regulations in order to maintain a safe and non-hazardous occupational environment during execution of this agreement.

ii.

Accident/Incident Report: The contractor shall report immediately any major accident/incident (including fire) resulting in any one or more of the following: causing one or more fatalities or one or more disabling injuries; damage of Government property exceeding $10,000; affecting program planning or production schedules; degrading the safety of equipment under contract, such as personnel injury or property damage may be involved; identifying a

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potential hazard requiring corrective action. The contractor shall prepare the report in accordance with Data Item Description (DID) DI-SAFT-81563 for each incident (all DIDs referenced in this SOW can be found at https://quicksearch.dla.mil/qssearch.aspx).

C.

ENVIRONMENTAL: The contractor shall adhere with Federal, State, and local environmental laws and regulations, Executive Orders, treaties, and agreements. The contractor shall consider alternate materials and processes in order to eliminate, reduce or minimize the generation of hazardous waste while minimizing item cost and risk/degradation to system performance.

XV.	Foreign Participation:

A.

FOREIGN INVOLVEMENT:  For the entirety of this agreement, keeping with the [***] of "Strengthen the force posture of the US Defense Industrial Base (DIB)," and in accordance with the 2018 Unclassified National Defense Strategy (NDS) which articulates the threat from foreign predatory economics and inter-state strategic competitions that are the primary threats to US security, [***] will restrict foreign participation, access and transfers. Any proposed foreign participation, access or transfer will require government notification and concurrence on a case-by-case basis prior to initiating any work effort.

B.

NON-US RESEARCH PROGRAMS: For the entirety of this agreement, keeping with  the [***] of "Strengthen the force posture of the US Defense Industrial Base (DIB)," and the intent of protecting tax-payer investments and intellectual property, [***] will restrict direct or indirect participation, collaboration, communication or acceptance of funding with non-US research programs, such as the Thousand Talent Program (TTP), even in the case the activity is conducted with and/or through a US citizen, entity or company. Any proposed non-US research program involvement will require government notification and concurrence on a case-by-case basis prior to initiating any work effort.

C.

FOREIGN ACQUISITIONS AND MERGERS: For the entirety of this agreement, the [***] Member shall notify the Government within three business days of entering any discussions regarding potential foreign acquisition or merger, for itself or any business unit of the [***] Member. Said notification will include all relevant details of the potential merger or acquisition. Per the “Foreign Involvement” clause, above, the Government retains the right to consent to any foreign acquisition or merger, considering whether or not the merger/acquisition is consistent with the best interests of the Government.

XVI.	Non-Government Personnel

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This OTA will utilize non-Government personnel to function as technical advisors to the Government. These Non-Government personnel will have access to the information submitted under this OTA and will provide technical expertise and/or advice as required. All non-Government personnel have Non-Disclosure Agreements on file with the Government and are required to protect information to the same standards as Government personnel.

XVII.	PERFORMANCE

A.	PLACE OF PERFORMANCE: Contractor Facilities

B.	PERIOD OF PERFORMANCE (PoP): The PoP for the base effort is two years, with option periods totaling three years, for a potential total PoP of five years.

XVIII.	POINTS OF CONTACT

The following personnel are designated as the Points of Contact between the Parties in the performance of this Prototype Project Agreement:

[***]

[***]

[***]

[***]

[***]